Exhibit 99.1

FOR IMMEDIATE RELEASE

Unilife Appoints Dennis Pyers as Interim CFO

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Company Begins Active Executive Search for New CFO

York, PA (March 18, 2014) – Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS, ASX: UNS) today announced that Mr. Dennis Pyers, Vice-President and Controller of Unilife since 2010, has been named Interim CFO. Mr. Pyers replaces Mr. Richard Wieland who is leaving Unilife after four years as Executive Vice President and Chief Financial Officer.

Mr. Alan Shortall, Chairman and Chief Executive Officer of Unilife, said: “Since our listing on NASDAQ in 2010, Rich has helped transform Unilife into a dynamic business that is redefining the market for injectable drug delivery systems. We thank Rich for his skill and guidance during this important period and wish him the best. I know we can count on Dennis, who has 30 years of financial experience, including 25 years as a partner and auditor at KPMG, to serve in this interim role as we search for and transition to a new CFO that will complement our future needs as a large, rapidly growing and highly innovative industry leader.”

Mr. Richard Wieland said: “I’ve spent the last 40 years helping medical and life science companies manage their growth and development. With Unilife now well financed through its $60 million deal with OrbiMed, and set to become the global leader for injectable drug delivery systems, it’s the right time to step aside in favor of a new CFO who can lead and support Unilife during its new phase of business growth. It has been an honor to serve the CEO, Board and shareholders of Unilife. Dennis will do an outstanding job during this transitional period and I fully support the Board’s decision to appoint him as Interim CFO.”

Mr. Dennis P. Pyers, CPA, has served as the Chief Accounting Officer, Vice President and Controller of Unilife Corporation since July 2010. Mr. Pyers spent over 25 years with KPMG, including serving as a partner from 2002 to 2009, providing a broad range of financial reporting, auditing, accounting and business advice to clients in the industrial markets and consumer products industries. He is a Certified Public Accountant licensed in Pennsylvania, Maryland and New Jersey.

Interested CFO candidates are invited to contact Ms. Cynthia Lighty, Vice-President of Human Resources at Unilife on +1 717-384-3400 or careers@unilife.com.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and novel systems. Each of these innovative and highly differentiated platforms can be customized to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (AUS)
Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter
KCSA Strategic Communications	Westwicke Partners	Unilife Corporation
P: + 1 212-896-1215 / 212-896-1250	P: + 1 415-202-5678	P: + 61 2 8346 6500